Exhibit 10.2

WARRANT

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, A “NO-ACTION” LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION” OR THE “SEC”) WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

MassRoots, Inc.

WARRANT NO. JULY 2019 1-__

Issuance Date: July __, 2019

MassRoots, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, ____________ or its assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter, to purchase from the Company up to a total of twenty five thousand (25,000) shares of the common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Warrant Shares”), at an exercise price equal to seven and one-half cents ($0.075) per share (the “Exercise Price”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Certificate of Designation for Series B Preferred Stock filed on July ___, 2019 (the “COD”).This warrant (“Warrant”) may be exercised any time after the Issuance Date through and including the third (3rd) anniversary of the Issuance Date (the “Expiration Date”), subject to the following terms and conditions:

1. Registration of Warrant. The Company shall, from time to time and whenever requested by the Holder, register this Warrant in conformity with records to be maintained by the Company for such purpose (the “Warrant Register”) in the name of the Holder. The Company shall treat the registered Holder of this Warrant as the absolute owner hereof for any and all purposes, including the exercise hereof or any distribution to the Holder, and the Company shall not be affected by notice to the contrary.

2. Registration of Transfers and Exchanges.

(a) The Company or the transfer agent shall enter or record the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant to the Company at the office specified herein or pursuant to Section 11 hereof. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant hereinafter referred to as a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

(b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified herein or pursuant to Section 3(b) hereof for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant shall be dated as of the Issuance Date.

(c) This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company in accordance with an exemption from registration under the Securities Act of 1933 (the “Securities Act”) including what is referred to as Section 4(a)(1½) and/or 4(a)(7) and applicable state securities laws.

3. Duration and Exercise of Warrants.

(a) This Warrant shall be exercisable by the registered Holder on any business day before 5:00 P.M., Eastern time, at any time and from time to time on or after the Issuance Date to and including the Expiration Date. At 4:59 P.M., Eastern time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be automatically exercised on a cashless basis under Section 8(b) and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant without the prior written consent of the Holder, which consent shall be given or withheld at the sole and absolute discretion of the Holder.

(b) Subject to Section 2(b), Section 5 and Section 9 hereof, upon: (x) providing the Form of Election to Purchase, attached hereto as Exhibit A (the “Notice of Election”), duly completed and signed, to the Company at its address for notice set forth in Section 10 hereof; and (y) payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than two business days after the Date of Exercise (as defined below)) issue or cause to be issued and cause to be delivered to the Holder in such name(s) as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise and free of restrictive legends unless (i) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable pursuant to Rule 144 (including without volume restrictions pursuant to Rule 144) promulgated under the Securities Act, then the Warrant Shares will bear a Securities Act restrictive legend, or (ii) this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. A “Date of Exercise” means the date on which the Company shall have received (I) if exercised in full, this Warrant (or any New Warrant, as applicable), together with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed; and (II) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within two business days of the date the Form of Election is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

(c) This Warrant shall be exercisable in its entirety or, from time to time, for a portion of the number of Warrant Shares. In the event the Common Stock representing the Warrant Shares is not delivered per the written instructions of the Holder within two business days after the Notice of Election and Warrant is received by the Company (the “Delivery Date”), then the Company shall pay to Holder in cash 2.0% of the dollar value of the Warrant Shares to be issued for the first day after the Delivery Date that the Warrant Shares are not delivered, and an additional 2.0% of the dollar value of the Warrant Shares to be issued after the Delivery Date for every 30 days thereafter that the Warrant Shares are not delivered. If any period is less than 30 days, the payment shall be pro-rated. The Company acknowledges that its failure to deliver the Warrant Shares by the Delivery Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties hereto agree that it is appropriate to include in this Warrant this provision for liquidated damages. The parties hereto acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and therefore agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. Notwithstanding the foregoing, the payment of liquidated damages shall not relieve the Company from its obligations to deliver the Warrant Shares pursuant to the terms of this Warrant. The Company shall make any payments incurred under this Section 3 in immediately available funds within five business days from the date the Warrant Shares should have been delivered and each 30 day period thereafter. Nothing herein shall limit Holder’s right to pursue actual damages or cancel the Notice of Election for the Company’s failure to issue and deliver Warrant Shares. For the purposes of this Section 3(c), the “dollar value” of the Warrant Shares shall be the closing price of the Company’s common stock on the Delivery Date.

4. Payment of Taxes. Upon the exercise of this Warrant, the Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

5. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe. The Holder shall not be required to post a bond or other security.

6. Reservation of Warrant Shares.

(a) The Company covenants that it will reserve from its authorized and unissued Common Stock, solely for the purpose of the exercise of this Warrant, no less than 100% of such aggregate maximum number of Warrant Shares then issuable upon the exercise of this Warrant (the “Required Reserve Amount”). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(b) If, at any time while this Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 75 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In lieu of holding a meeting of stockholders, the Company may take such action by consent of its stockholders by the above date in compliance with Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”). After the 75 day cure period provided for in this Section 6(b), upon the occurance of an Authorized Share Failure, the liquidated damages provided for in Section 3(c) shall apply with payments due each 30 days.

(c) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(d) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

7. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the total consideration required to exercise this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 7(a) shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately upon the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. For a period of two years from the Issuance Date, in the event that the Company shall, at any time, issue or sell any additional shares of Common Stock or Common Stock Equivalents (hereafter defined) (“Additional Shares of Common Stock”), in a transaction other than an Exempt Issuance, at a price per share less than the Exercise Price then in effect or without consideration (a “Dilutive Issuance” based on a “Dilutive Issuance Price”), then the Exercise Price upon each such issuance shall be reduced to the Dilutive Issuance Price, and the number of Warrant Shares (excluding Warrant Shares previously exercised) shall be increased on a full ratchet basis to the number of shares of Common Stock determined by multiplying the Exercise Price then in effect immediately prior to such adjustment by the number of Warrant Shares (excluding Warrant Shares previously exercised) acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. By way of example, if E is the total number of Warrant Shares in effect immediately prior to such Dilutive Issuance, F is the Exercise Price in effect immediately prior to such Dilutive Issuance, and G is the Dilutive Issuance Price, the adjustment to the number of Warrant Shares can be expressed in the following formula: Total number of Warrant Shares after such Dilutive Issuance = the quotient obtained from dividing [E x F] by G. “Exempt Issuance” means the issuance of Common Stock pursuant to an exercise of this Warrant. “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

If the price per share for which Additional Shares of Common Stock are sold, or may be issuable pursuant to any such Common Stock Equivalent, is less than the applicable Exercise Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Exercise Price in effect at the time of such amendment or adjustment, then the applicable Exercise Price and number of Warrant Shares shall be adjusted upon each such issuance or amendment as provided in this Section 7(b). In case any Common Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Common Stock Equivalents will be deemed to have been issued for the Option Value of such Common Stock Equivalents and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the amount of such consideration received by the Company will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such public traded securities on the date of receipt. If any shares of Common Stock or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be.

“Option Value” means the value of a Common Stock Equivalent based on the Black Scholes Option Pricing model obtained from the “OV” function on Bloomberg L.P. determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Common Stock Equivalent, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Common Stock Equivalent as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. as of (A) the Trading Day immediately following the public announcement of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest VWAP of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Common Stock Equivalent and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

The provisions of this Section 7(b) shall apply each time the Company, at any time after the Issuance Date and prior to the date that is two years from Original Issuance Date, shall issue any securities with a Dilutive Issuance Price.

(c) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Notice; Variable Rate Transactions. The Company shall notify the Holder, in writing, no later than the business day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised and the Exercise Price shall be adjusted for the Dilutive Issuance. Variable Rate Transaction means: a transaction in which the Company (i) issues or sells any Common Stock Equivalents either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (ii) enters into any agreement (including, but not limited to, an equity line of credit) whereby the Company may sell securities at a future determined price (other than customary “pre-emptive” or “participation” rights).

(e) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any, issued and outstanding.

(g) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 7, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. In addition to any other remedies provided by this Agreement or other transaction documents, if the Company provides any material, non-public information to the Holder without its prior written consent, and it fails to immediately (no later than that business day) file a Form 8-K disclosing this material, non-public information, it shall pay the Holder as partial liquidated damages and not as a penalty a sum equal to $1,000 per business day for each $50,000 of the Holder’s subscription amount for which this Warrant was issued beginning with the day the information is disclosed to the Holder and ending and including the day the Form 8-K disclosing this information is filed.

(h) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), at the option of the Holder the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction or (ii) the positive difference between the cash per share paid in such Fundamental Transaction minus the then in effect Exercise Price. “Black Scholes Value” means the value of the unexercised portion of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 7(h) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

8. Payment of Exercise Price. The Holder, at its sole election, may pay the Exercise Price in one of the following manners:

(a) Cash Exercise. The Holder shall deliver immediately available funds; or

(b) Cashless Exercise. If at any time after the six month anniversary of the Issuance Date, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares issuable hereunder by the Holder, this Warrant may be exercised by means of a cashless exercise unless an effective registration statement covers the Warrant Shares and a current prospectus has been filed on www.sec.gov. In such event, the Holder shall surrender this Warrant to the Company, together with a notice of cashless exercise, and the Company shall issue to the Holder the number of Warrant Shares determined as follows:

[(A x B) - (A x C)] divided by (B), where:

A = the number of Warrant Shares with respect to which this Warrant is being exercised.

B = the average closing bid price of the Common Stock for the five trading days immediately prior to the Date of Exercise.

C = the Exercise Price.

For purposes of Section 4(a)(1) of, and Rule 144 under, the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Issuance Date.

(c) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Election, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 8(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 8(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Election shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 8(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within three trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported.

The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 8(c) solely with respect to the Holder’s Warrant, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 8(c) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 8(c) solely with respect to the Holder’s Warrant at any time, which decrease shall be effectively immediately upon delivery of notice to the Company.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares upon the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

10. Notices. Any and all notices or other communications or deliveries hereunder (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery or by email (followed by next business day delivery), as follows:

If to the Company:

MassRoots, Inc.

7083 Hollywood Blvd., Office 4084

Office 4084

Los Angeles, CA 90028

If to the Holder:

__________________________

__________________________

__________________________

Or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

11. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further action. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

12. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto. This Warrant may be amended only in writing signed by the Company and the Holder.

(b) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) The Company hereby represent and warrants to the Holder that: (i) it is voluntarily issuing this Warrant of its own freewill, (ii) it is not issuing this Warrant under economic duress, (iii) the terms of this Warrant are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Warrant, advise the Company with respect to this Warrant, and represent the Company in connection with its issuance of this Warrant.

(f) Any capitalized term used but not defined in this Warrant shall have the meaning ascribed to it in the Subscription Agreement, of even date herewith, by and between the Company and the Holder.

(g) This Warrant may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Warrant. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h) This Warrant and the obligations of the Company hereunder shall not be assignable by the Company.

(i) Notwithstanding anything in this Warrant to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) the Holder makes no representations or covenants that it will not engage in trading in the securities of the Company; (ii) the Company shall, by the second business day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Offering Materials; (iii) the Company has not and shall not provide material non-public information to the Holder unless prior thereto the Holder Party shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) the Company understands and confirms that the Holder will be relying on the acknowledgements set forth in clauses (i) through (iii) above if the Holder effects any transactions in the securities of the Company.

(j) This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

(k) The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other transaction documents, at law or in equity (including a decree of specific performance and/or other injunctive relief or ensuring performance of any obligation herein or preventing a breach of any obligation herein), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant. The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

(l) Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

13. Disputes Under This Agreement. All disputes arising under this Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws, as provided for under the Subscription Agreement for which this Warrant was issued.

[Signature on Following Page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

MassRoots, Inc.

By:
Name:	Isaac Dietrich
Title:	CEO

EXHIBIT A

FORM OF ELECTION TO PURCHASE

MassRoots, Inc.

Re:	Intention to Exercise Right to Purchase Shares of Common Stock Under the Warrant

Gentlemen:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _________________shares of Common Stock, $0.001 par value per share, of MassRoots, Inc. and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $________ in cash, certified or official bank check(s), which sum represents the aggregate Exercise Price for the number of shares of Warrant Shares to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant. Any capitalized terms used but not defined in this Form of Election to Purchase shall have the meaning ascribed to them in the accompanying Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please insert SS# or FEIN #)

(Please print name and address)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: _____________, _____	Name of Holder:

Signed:_______________________________
Print Name:____________________________
Title:_________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)